Exhibit 99.1

Eloxx Strengthens its Commitment to Cystic Fibrosis Through Reallocating Resources

Reiterate topline data from Phase 2 Cystic Fibrosis clinical trials for ELX-02 expected in H1 2020

Results from clinical and preclinical research to date support Company’s prioritization of Cystic Fibrosis programs

Headcount realignment to reduce operating expenses and significantly extend funding of operations through the end of 2021

Dr. Gregory Williams appointed Chief Executive Officer and Neil Belloff Chief Operating Officer

Company to host webcast and conference call Thursday, March 5, 2020 at 4:30 p.m. ET to report financial results for the fiscal year ended December 31, 2019 and provide a business update

Waltham, MA, February 26, 2020 – Eloxx Pharmaceuticals, Inc. (NASDAQ: ELOX), a clinical-stage biopharmaceutical company dedicated to the discovery and development of novel therapeutics to treat cystic fibrosis and other diseases caused by nonsense mutations limiting production of functional proteins, today reaffirms that it expects to report topline data from its Phase 2 cystic fibrosis clinical trial program for ELX-02 during the first half of 2020, and the Company believes that results from its preclinical and clinical research to date support this core development program. In order to ensure that we are well positioned to bring potential treatments to patients in need, the Company’s Board of Directors approved a leadership and organizational re-alignment intended to assure that the Company extend its cash runway to the end of 2021, and is sufficiently funded to complete its development efforts and reach Phase 2 proof of concept. We underscore our commitment to ensuring that we deliver value to investors and fulfill our mission to provide treatment options to patients with unmet medical needs in the most safe and expeditious manner possible.

“We are confident that the succession of Dr. Gregory Williams to the position of CEO and Neil Belloff, Esq. to COO provides the right leadership to deliver our novel therapeutics to patients bearing nonsense mutations in rare genetic disorders in a timely and cost efficient manner,“ said Tomer Kariv, newly appointed Chairman of the Board. Dr. Gregory Williams has a long track record of success in developing and gaining the approval of new drugs at the Medicines Company, and most recently Tymlos at Radius Health, which is now the number one prescribed anabolic for postmenopausal osteoporosis.

The Company wishes to express its gratitude for the contributions of our departing Chairman and CEO, Bob Ward, as well as other former employees who have enabled the Company to advance to this critical stage of development by establishing operations in the U.S., listing the Company on NASDAQ and advancing our research and development programs across our library of ERSG compounds. The re-alignment will reduce managerial layers and consolidate roles across the organization resulting in the elimination of 13 full-time positions and enable the Company to fund its operations through 2021.

Dr. Williams, Eloxx’s newly appointed Chief Executive Officer, stated, “We are committed to ensuring full enrollment of our Phase 2 cystic fibrosis clinical trials and reporting topline data in the first half of this year. I would personally like to thank Bob Ward for his mentorship, as well as the Board of Directors for this opportunity and their confidence in my ability to lead the Company at this crucial time. I would also like to thank Gregory Weaver and David Snow for their many contributions to the Company’s progress. As part of our realignment, Stephen MacDonald has been promoted to Vice President of Finance and Accounting and will lead these functions. I am confident that our streamlined organization has the capabilities and resources necessary to achieve our clinical and portfolio objectives.” Dr. Williams added, “We are also extremely gratified by the level of engagement for our Phase 2 CF clinical trials for ELX-02 by leading global investigators and patient advocacy groups.”

The Company will release its 2019 fiscal year-end financial and operational results and host a conference call and live webcast on Thursday, March 5, 2020.

Conference Call and Webcast Information:

Date: Thursday, March 5, 2020

Time: 4:30 p.m. ET

Domestic Dial-in Number: (866) 913-8546

International Dial-in Number: (210) 874-7715

Conference ID: 3149964

Live Webcast: accessible from the Company's website at www.eloxxpharma.com under Events and Presentations or with this link: https://edge.media-server.com/mmc/p/8d96keug.

About Eloxx Pharmaceuticals

Eloxx Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel RNA-modulating drug candidates (designed to be eukaryotic ribosomal selective glycosides) that are formulated to treat rare and ultra-rare premature stop codon diseases. Premature stop codons are point mutations that disrupt protein synthesis from messenger RNA. As a consequence, patients with premature stop codon diseases have reduced or eliminated protein production from the mutation bearing allele accounting for some of the most severe phenotypes in these genetic diseases. These premature stop codons have been identified in over 1,800 rare and ultra-rare diseases. Read-through therapeutic development is focused on extending mRNA half-life and increasing protein synthesis by enabling the cytoplasmic ribosome to read through premature stop codons to produce full-length proteins. Eloxx’s lead investigational product candidate, ELX-02, is a small molecule drug candidate designed to restore production of full-length functional proteins. ELX-02 is in the early stages of clinical development focusing on cystic fibrosis and cystinosis. ELX-02 is an investigational drug that has not been approved by any global regulatory body. Eloxx’s preclinical candidate pool consists of a library of novel drug candidates designed to be eukaryotic ribosomal selective glycosides identified based on read-through potential. Eloxx recently announced a new program focused on rare ocular genetic disorders. Eloxx is headquartered in Waltham, MA, with operations in Rehovot, Israel. For more information, please visit www.eloxxpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, including: the Company’s ability to execute and effect its restructuring program; the development of the Company’s read-through technology; the approval of the Company’s patent applications; the Company’s ability to successfully defend its intellectual property or obtain necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the Company’s ability to obtain applicable regulatory approvals for its current and future product candidates; the acceptance by the market of the Company’s products should they receive regulatory approval; the timing and success of the Company’s preliminary studies, preclinical research, clinical trials, and related regulatory filings; the ability of the Company to consummate additional financings as needed; as well as those discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

Contact:

Barbara Ryan

203-274-2825

barbarar@eloxxpharma.com